Exhibit 10.16

CONFIDENTIAL INFORMATION,  INVENTION ASSIGNMENT, WORK FOR HIRE,
NONCOMPETE AND NO SOLICIT/NO HIRE AGREEMENT

This Confidential Information, Invention Assignment, Work For Hire, NonCompete and No Solicit/No Hire Agreement (“Agreement”) is made as of February 28, 2009 (the “Effective Date”) by and between 2tor, Inc., with its primary corporate office located at 30 East 23rd Street, 12th Floor, New York, NY 10010 (“2tor”), and Robert Cohen (“Employee”).

R E C I T A L

2tor and Employee are engaged or shall become engaged in a business relationship whereby Employee shall be employed by 2tor and, in the course of fulfilling Employee’s duties to 2tor, be placed in a position of trust and exposed to and/or acquire and/or create certain confidential and/or proprietary information (as defined and described below) of 2tor; and

Employee desires to promise, and 2tor desires to have Employee make certain promises, upon the terms and subject to the conditions set forth herein;·

NOW, THEREFORE, incorporating the above recital as though set forth below, intending to be legally bound hereby, and in exchange for good and valuable consideration, the parties agree as follows:

1.                                      Engagement.  To the extent that the terms of 2tor’s employment of Employee are set forth in any separate employment agreement(s), this Agreement is hereby deemed incorporated therein.  Notwithstanding,  should any term of any separate agreement between 2tor and Employee, including any employment agreement, and this Agreement conflict, the terms of this Agreement shall apply.

2.                                      Confidential Information.

(a)                                 Company Information.  Employee agrees at all times during Employee’s employment with 2tor and thereafter, to hold in strictest confidence, and not to use, except for the benefit of 2tor, or to disclose to any person or entity without written authorization of 2tor’s Board of Directors, any Confidential Information of 2tor.

(b)                                 “Confidential Information” shall mean any and all information, data or knowledge disclosed by 2tor to Employee or learned by Employee about 2tor in connection with Employee’s employment with 2tor, or created or developed (in whole or in part) by Employee in the course of Employee’s employment with 2tor, whether written or oral, and if written, however produced or reproduced, whether or not marked or specifically designated as confidential or proprietary, which is confidential or proprietary information of 2tor, treated as confidential or proprietary by 2tor, or not generally known by non-2tor personnel.  Confidential Information shall include, but not be limited to, client/customer lists (including but not limited to 2tor or USC student lists), prospective client/customer lists (including but not limited to 2tor or USC prospective student lists), actual or prospective student personal information collected by 2tor and/or by USC, business plans, technical data, business and industry research, techniques, trademarks, copyrights, processes, data compilations, concepts, “know-how,” finances and financial data, marketing and development techniques, plans and materials, projections, operations, trade secrets, competitive advantages, legal and personnel practices and any other non-public information that, if used or disclosed to others by Employee, would cause competitive or other injury to 2tor.  Confidential Information shall also include any information which 2tor obtains from any third party (including but not limited to USC) that Employee knows or should know constitutes such third party’s confidential information.  Confidential Information shall not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of the Employee or of others who were under confidentiality obligations as to the item or items involved.

3.                                      Inventions and Work for Hire.

(a)                                 Inventions Retained and Licensed.  Employee has attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by Employee prior to the date hereof (collectively referred to as “Prior Inventions”), which belong to Employee, which relate to 2tor’s proposed business, products, programs or research and development, and which Employee does not assign to 2tor hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions.  If Employee incorporates into a 2tor product, process, method or service a Prior Invention owned by Employee or in which Employee has an interest, Employee hereby grants to 2tor and 2tor shall have a nonexclusive, royalty-free, irrevocable, perpetual and worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process, method or service.

(b)                                 Assignment of Inventions.  Employee will promptly make full written disclosure to 2tor, will hold in trust for the sole right and benefit of 2tor, and hereby assigns to 2tor (and its successors and assigns), all of Employee’s right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of Employee’s employment with 2tor (collectively referred to as “Inventions”), except as provided in Section 3(f) below.  Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with 2tor and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.  Employee understands and agrees that the decision whether or not to commercialize or market any invention developed by Employee solely or jointly with others is within 2tor’s sole discretion and for 2tor’s sole benefit and that no royalty will be due to Employee as a result of 2tor’s efforts to commercialize or market any such invention. Employee waives and quitclaims to 2tor any and all claims of any nature whatsoever that Employee now has or hereafter may have for infringement of any patent application, patent, or other intellectual property right relating to any Inventions.

(c)                                  Maintenance of Records.  Employee agrees to keep and maintain adequate and current written records of all Inventions made by Employee (solely or jointly with others)

during the term of Employee’s employment with 2tor. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by 2tor.  The records will be available to and remain the sole property of 2tor at all times.

(d)                                 Patent and Copyright Registrations.  Employee agrees to assist 2tor, or its designee, at 2tor’s expense, in every proper way to secure 2tor’s rights in the Inventions and any copyrights, patents, or other intellectual property rights relating thereto in any and all countries, including the disclosure to 2tor of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which 2tor shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to 2tor, its successors and assigns, the sole and exclusive right, title and interest in and to such Inventions, and any copyrights, patents, or other intellectual property rights relating thereto. Employee further agrees that the obligation to execute or cause to be executed, when it is in Employee’s power to do so, any such instrument or papers shall continue after the termination, expiration or completion of Employee’s employment with 2tor for any reason.  If 2tor is unable because of Employee’s mental or physical incapacity or for any other reason to secure Employee’s signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to 2tor as above, then Employee hereby irrevocably designates and appoints 2tor and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

(e)                                  Other Assignment.  To the extent that any such writings or works of authorship by Employee are not, by operation of law or otherwise, deemed works made for hire, Employee irrevocably assigns to 2tor the ownership of, and all rights (including but not limited to copyright) in, such items, and 2tor shall have the right to obtain and hold in its own name all rights of copyrights, copyright registrations and similar protections that may be available with respect to any such writings or works.

(f)                                   Exception to Assignments.  Employee understands that the provision of this Agreement requiring assignment of Inventions to 2tor does not apply to Inventions that the Employee developed or develops entirely on the Employee’s own time without using 2tor’s equipment, supplies, facility or confidential or trade secret information unless those same Inventions relate to 2tor’s business or actual or demonstrably anticipated research or development, or result from any work performed by the Employee for 2tor.

4.                                      No Solicitation/No Hire of Employees.  During Employee’s employment and for a period of one (1) year thereafter, Employee shall not directly or indirectly solicit, induce or encourage any 2tor employee, who is employed on the date of termination of Employee’s employment or during the three (3) month period immediately prior to Employee’s termination of employment, to leave the employ of 2tor, or to seek, obtain or accept employment with any person or entity other than 2tor.  During Employee’s employment and for a period of six (6) months thereafter, Employee shall not directly or indirectly hire, employ, or cause to be employed, any 2tor employee, who is employed on the date of termination of Employee’s employment or during the three (3) month period immediately prior to Employee’s termination of employment.

5.                                      Non-Compete.  So long as Employee remains employed with 2tor, he shall use his best efforts, skill and abilities to promote 2tor’s interests, in accordance with guidelines, policies and objectives reasonably established by 2tor’s Board of Directors.  Employee further agrees that his services provided to 2tor are of a special, unique and intellectual character, and the Employee’s position with 2tor places him in a position of confidence and trust with the business, customers and employees of 2tor and its affiliates.  Accordingly, the Employee agrees during the term of his employment and for a period of six (6) months following the expiration or termination of such employment (the “Non-Compete Period”), he shall not engage, in any capacity, in the business of developing or administering degree-granting distance learning higher education services without the advance written consent of 2tor’s Board of Directors; provided, however, that as a condition to Employee’s agreement not to compete with 2tor during the Non-Compete Period, he be paid an amount for that period at a rate equivalent to the highest salary earned during his employment with 2tor (which amount can be paid in a lump sum at the beginning of the Non-Compete Period or over time in accordance with 2tor’s standard payroll practices).

6.                                      Returning Company Documents.  Employee agrees that immediately upon the termination of Employee’s employment with 2tor, for any reason, Employee will deliver to 2tor (and will not keep in Employee’s possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists (specifically including but not limited to 2tor and/or USC customer lists), correspondence,  specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee or otherwise belonging to 2tor, its successors, subsidiaries, parent or assigns, including, without limitation, those records maintained pursuant to paragraph 3(c).  In the event of the termination of the Employee’s engagement for any reason, Employee agrees to sign and deliver to 2tor, the “Termination Certification” attached hereto as Exhibit B.

7.                                      Representations.  Employee agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  Employee represents that Employee’s performance of and under all the terms of this Agreement will not breach any other agreement to keep in confidence proprietary information acquired by Employee in confidence or in trust prior to Employee’s engagement with 2tor.  Employee has not entered into, and Employee agrees not to enter into, any oral or written agreement in conflict herewith.

8.                                      Voluntary Nature of Agreement.  EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY 2TOR OR ANYONE ELSE. EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND THAT EMPLOYEE HAS ASKED ANY QUESTIONS NEEDED TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT.  FINALLY, EMPLOYEE ACKNOWLEDGES TO HAVE BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EMPLOYEE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

9.                                      General Provisions.

(a)                                 Governing Law; Consent to Jurisdiction.  This Agreement and any claim or dispute arising out of or related to this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, will be governed by and construed in accordance with the laws in effect in the State of New York, without giving effect to its conflicts of law principles which would apply the laws of any other jurisdiction.  Each party irrevocably consents and agrees that any legal action, suit or proceeding against either of them arising out of, relating to or in connection with this Agreement or disputes relating hereto (whether for breach of contract, tortuous conduct or otherwise) will be brought only in the state or federal courts residing in the State of New York, New York County, and hereby irrevocably accepts and submits to the exclusive jurisdiction of the aforesaid courts, with respect to any such action, suit or proceeding.

(b)                                 Entire Agreement.  This Agreement sets forth the entire agreement and understanding between 2tor and Employee relating to the subject matter herein and supersedes all prior discussions between Employee and 2tor.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged.  Any subsequent change or changes in Employee’s duties, obligations or compensation will not affect the validity or scope of this Agreement.

(c)                                  Severability.  If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

(d)                                 Successors and Assigns.  This Agreement will be binding upon Employee’s heirs, executors, administrators, successors, assigns and other legal representatives and will be for the benefit of 2tor, and any of its successors, subsidiaries, parent(s) and assigns.

10.                               Specific Relief.  The Parties agree that the restrictions outlined in Sections 2, 3, 4 and 5 are reasonable and necessary protections of the immediate interests of 2tor and that 2tor would not have entered into this Agreement without Employee’s agreement thereto.  In addition to such other rights and remedies as 2tor may have at equity or in law with respect to any breach of this Agreement, if the Employee commits a material breach of any of the provisions of Sections 2, 3, 4 and 5, 2tor shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to 2tor and that money damages will not provide an adequate remedy to 2tor.  In the event that, notwithstanding the foregoing, a restriction or any portion thereof, contained in Section 2, 3, 4 or 5 is deemed to be unreasonable by a court of competent jurisdiction or other appropriate reviewing body, the Employee and 2tor agree that it will not violate the intent of the parties if such court (or other reviewing body) modifies the restriction(s), or portion thereof, in order to make it reasonable and shall be enforceable accordingly.

11.                               Survival. The provisions of this Agreement shall survive the termination of Employee’s employment, regardless of the reason for termination.

[SIGNATURE PAGE FOLLOWS]

AGREED AND ACCEPTED:

2TOR, INC.

By:	/s/ Robert Cohen	Date:	3/11/09

Name:	Robert Cohen

Title:	Treasurer

Employee

/s/ Robert Cohen		Date:	3/11/09
Signature

Robert Cohen
Print Name: Robert Cohen

SIGNATURE PAGE TO CONFIDENTIAL INFORMATION, INVENTION ASSIGNMENT, WORK FOR HIRE,
NONCOMPETE AND NO SOLICIT/NO HIRE AGREEMENT

Exhibit A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

☒ No inventions or improvements

☐ Additional Sheets Attached

Signature of Employee:	/s/ Robert Cohen
Print Name of Employee:	Robert Cohen
Date:	3/15/09

Exhibit B

2TOR, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to 2tor, Inc., its subsidiaries, affiliates, successors, assigns or third parties engaged in a business relationship with 2tor in which such information was exchanged (together, “2tor”).

I further certify that I have complied with all the terms of 2tor’s Confidential Information, Invention Assignment, Work for Hire and No Solicit/No Hire Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Confidential Information, Invention Assignment, Work For Hire and No Solicit/No Hire Agreement, I will preserve as confidential all Confidential Information as that term is defined under that agreement.

(Employee’s Signature)

(Type/Print Employee’s Name)

(Dated)